EXECUTION COPY

Exhibit 2.5

SHAREHOLDER RIGHTS PLAN AGREEMENT

BETWEEN

GOLD ROYALTY CORP.

AND

TSX TRUST COMPANY

November 5, 2025

TABLE OF CONTENTS

1.	Interpretation	2
1.1.	Certain Definitions	2
1.2.	Currency	19
1.3.	Number and Gender	19
1.4.	Headings and References	19
1.5.	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares	20
1.6.	Acting Jointly or in Concert	20
1.7.	Reference to Ownership	20
2.	The Rights	20
2.1.	Issuance and Evidence of Rights; Legend on Common Share Certificates	20
2.2.	Initial Exercise Price; Exercise of Rights; Detachment of Rights	22
2.3.	Adjustments to Exercise Price; Number of Rights	26
2.4.	Date on Which Exercise is Effective	30
2.5.	Execution, Authentication, Delivery and Dating of Rights Certificates	31
2.6.	Registration, Transfer and Exchange	31
2.7.	Mutilated, Destroyed, Lost and Stolen Rights Certificates	33
2.8.	Persons Deemed Owners	33
2.9.	Delivery and Cancellation of Certificates	33
2.10.	Agreement of Rights Holders	34
2.11.	Rights Certificate Holder Not Deemed a Shareholder	35
2.12.	Notice of Proposed Action	35
3.	Adjustments to the Rights	35
3.1.	Flip-in Event	35
3.2.	Fiduciary Duties of the Board of Directors	37
4.	The Rights Agent	38
4.1.	General	38
4.2.	Merger or Amalgamation or Change of Name of Rights Agent	39
4.3.	Duties of Rights Agent	39
4.4.	Change of Rights Agent	43
4.5.	Compliance with Privacy Legislation	43
4.6.	Compliance with Money Laundering Legislation	44
5.	Miscellaneous	44
5.1.	Redemption, Waiver, Extension and Termination	44
5.2.	Expiration	47
5.3.	Issue of New Rights Certificates	47
5.4.	Supplements and Amendments	47
5.5.	Fractional Rights and Fractional Common Shares	49
5.6.	Rights of Action	49
5.7.	Regulatory Approvals	49
5.8.	Declaration as to International holders	50
5.9.	Notices	50
5.10.	Costs of Enforcement	51
5.11.	Successors	51
5.12.	Benefits of this Agreement	51
5.13.	Governing Law	52
5.14.	Severability	52
5.15.	Effective Date	52
5.16.	Determinations and Actions by the Board of Directors	53
5.17.	Termination Prior to Shareholder Approval	53
5.18.	Force Majeure	53
5.19.	Preservation of Corporation’s Rights	53
5.20.	Counterparts	53

i

SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS SHAREHOLDER RIGHTS PLAN AGREEMENT made as of November 5, 2025,

BETWEEN:

GOLD ROYALTY CORP., a corporation existing under the laws of the Canada and having an office at 1188 West Georgia St., Suite 1830, Vancouver, British Columbia V6E 4A2

(the "Corporation")

OF THE FIRST PART

AND:

TSX TRUST COMPANY, a company existing under the laws of Canada and having an office at Suite 301, 100 Adelaide Street West, Toronto, Ontario M5H 4H1

(the "Rights Agent")

OF THE SECOND PART

WHEREAS:

A. The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to adopt a shareholder rights plan.

B. In order to implement the adoption of a shareholder rights plan as established by this Agreement, the Board of Directors of the Corporation has:

(1) authorized the issuance, effective at the close of business (as defined below) on November 17, 2025 (the "Record Time"), of one Right in respect of each Common Share outstanding as of the Record Time;

(2) authorized the declaration and issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

(3) authorized the issuance of Rights Certificates to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

C. Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth in this Agreement.

D. The foregoing statements of fact and recitals are made by the Corporation and not the Rights Agent.

E. The Corporation wishes to appoint the Rights Agent to act on behalf of the Corporation in accordance with the express terms and conditions set forth herein (and no implied terms or conditions), and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to in this Agreement.

NOW THEREFORE, in consideration of the premises and respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

1. Interpretation

1.1. Certain Definitions

In this Agreement, the following words and terms will, unless the context otherwise requires, have the following meanings:

(a) "Acquiring Person" means any Person who is or becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares, provided that the term "Acquiring Person" will not include:

(i) the Corporation or any Subsidiary of the Corporation;

(ii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares as a result of one or any combination of:

(A) a Voting Share Reduction;

(B) a Permitted Bid Acquisition;

(C) an Exempt Acquisition;

(D) a Pro Rata Acquisition; or

(E) a Convertible Security Acquisition.

provided that, if a Person becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition and, thereafter, such Person becomes the Beneficial Owner of any additional Voting Shares (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition or any combination thereof), then, as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person will become an "Acquiring Person";

(iii) for a period of ten days after the Disqualification Date (as defined below), any Person who becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on section 1.1(f)(vii) solely because such Person or the Beneficial Owner of such Voting Shares has participated in, proposes or intends to make or is participating in a Take-Over Bid or any plan or proposal relating thereto or resulting therefrom, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement or disclosure of facts indicating that any Person has participated in, has made, proposes or intends to make or is participating in a Take-Over Bid, either alone or by acting jointly or in concert with another Person, or any plans or proposals relating thereto or resulting therefrom;

(iv) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares in connection with a bona fide distribution to the public of securities pursuant to an underwriting agreement with the Corporation; or

(v) a Grandfathered Person, to the extent of its Beneficial Ownership of Voting Shares as at the Effective Date as disclosed by such Person in its publicly filed ownership reports on Schedule 13D under the U.S. Exchange Act, insider reports under NI 55-102 and early warning reports under NI 62-103 (in this section 1.1(a)(v), the "GF Threshold"), provided that: (i) this exception will not be, and will cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person, after the Record Time: (a) ceases to own 15% or more of the outstanding Voting Shares, or (b) becomes the Beneficial Owner of any additional Voting Shares (including after any disposition of Voting Shares by such Beneficial Owner after the Effective Date), that increases its Beneficial Ownership of Voting Shares as of the Effective Date by more than 0.01% of the number of Voting Shares outstanding from time to time, other than through a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition; and (ii) the GF Threshold shall automatically and permanently be lowered to reflect any and all dispositions of Voting Shares by the Grandfathered Person after the Effective Date.

(b) "Affiliate" means, when used to indicate a relationship with a specified Person, a Person that, directly, or indirectly through one or more intermediaries or otherwise, controls, or is controlled by, or is under common control with, such specified Person.

(c) "Agreement" means this shareholder rights plan agreement dated as of November 5, 2025 between the Corporation and the Rights Agent, as it may be amended, modified or supplemented from time to time.

(d) "annual cash dividend" means cash dividends paid at regular intervals in any financial year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding financial year.

(e) "Associate" means, when used to indicate a relationship with a specified Person:

(i) a corporation of which that Person owns, at law or in equity, shares or securities currently convertible into shares carrying more than 10% of the voting rights exercisable with respect to the election of directors under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities and with whom that Person is acting jointly or in concert;

(ii) a partner of that Person acting on behalf of the partnership of which they are partners;

(iii) a trust or estate in which that Person has a beneficial interest and with whom that Person is acting jointly or in concert or in which that Person has a beneficial interest of 50% or more or in respect of which that Person serves as a trustee or in a similar capacity; provided, however, that a Person shall not be an associate of a trust by reason only of the fact that such Person serves as a trustee or any similar capacity in relation to such trust if such Person is duly licensed to carry on the business of a trust company under the laws of the United States or Canada or any state, province or territory thereof or under other applicable laws or if the ordinary business of such Person includes the management of investment funds for unaffiliated investors and such Person acts as trustee or in a similar capacity in relation to such trust in the ordinary course of such business; or

(iv) a spouse of that Person, any person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a child of that Person or a relative of that Person if that relative has the same residence as that Person.

(f) A Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

(i) any securities as to which such Person or any of such Person's Affiliates or Associates is the direct or indirect owner at law or in equity and, for the purposes of this section 1.1(f)(i), but without limiting the generality of the foregoing, a Person shall be deemed to be an owner at law or in equity of all securities:

(A) owned by a partnership of which the Person is a partner;

(B) owned by a trust in which the Person has a beneficial interest and which is acting jointly or in concert with that Person or in which the Person has a beneficial interest of 50% or more;

(C) owned jointly or in common with others; and

(D) of which the Person may be deemed to be the Beneficial Owner (whether or not of record) pursuant to the provisions of the CBCA, or the Securities Act (British Columbia) or pursuant to Rule 13d-3 or 13d-5 under the U.S. Exchange Act (or pursuant to any comparable or successor laws, regulations or rules enacted in relation to the provisions of the CBCA or the Securities Act (British Columbia) or pursuant to Rule 13d-3 or 13d-5 under the U.S. Exchange Act as in effect on the date of this Agreement);

(ii) any securities as to which such Person or any of such Person's Affiliates or Associates has, directly or indirectly:

(A) the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a bona fide public offering of securities, (y) pledges of securities in the ordinary course of business that meet all the conditions specified in Rule 13d-3(d)(3) under the U.S. Exchange Act (except for the condition in Rule 13d-3(d)(3)(ii)) and (z) pledge agreements with a registered securities dealer relating to the extension of credit for purchases of securities on margin in the ordinary course of the dealer's business), or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option, or otherwise; or

(B) the right to vote such securities (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise) pursuant to any agreement, arrangement, pledge (other than (y) pledges of securities in the ordinary course of business that meet all the conditions specified in Rule 13d-3(d)(3) under the U.S. Exchange Act (except for the condition in Rule 13d-3(d)(3)(ii)); and (z) pledge agreements with a registered securities dealer relating to the extension of credit for purchases of securities on margin in the ordinary course of the dealer's business), understanding (whether or not in writing) or otherwise;

(iii) any securities which are Beneficially Owned within the meaning of section 1.1(f)(i) or section 1.1(f)(ii) by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a bona fide public offering of securities; (y) pledges of securities in the ordinary course of business that meet all the conditions specified in Rule 13d-3(d)(3) under the U.S. Exchange Act (except for the condition in Rule 13d-3(d)(3)(ii)); and (z) pledge agreements with a registered securities dealer relating to the extension of credit for purchases of securities on margin in the ordinary course of the dealer's business) with respect to or for the purpose of acting jointly or in concert in acquiring, holding, voting or disposing of any Voting Shares of any class; and

(iv) which are Beneficially Owned within the meaning of section 1.1(f)(i) or section 1.1(f)(ii), by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Voting Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate. A "Derivatives Contract" is a contract between two parties (the "Receiving Party" and the "Counterparty") that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Voting Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the "Notional Voting Shares"), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Voting Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts;

provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

(v) where such security has been or has been agreed to be deposited or tendered pursuant to a Permitted Lock-up Agreement or is otherwise deposited or tendered to any Take-Over Bid made by such Person, made by any of such Person's Affiliates or Associates or made by any other Person or made by any other Person referred to in section 1.1(f)(iii) until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

(vi) where such Person, any of such Person's Affiliates or Associates or any other Person referred to in section 1.1(f)(iii), has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, applicable Canadian and U.S. securities laws;

(vii) where such Person, any of such Person's Affiliates or Associates or any other Person referred to in section 1.1(f)(iii), holds or exercises voting or dispositive power over such security, provided that:

(A) the ordinary business of any such Person (the "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) or mutual funds registered or qualified to issue its securities under the laws of Canada or any province or territory thereof or the laws of the United States of America or any state thereof, and such security or voting or dispositive power over such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of another Person (a "Client"), including a non-discretionary account held on behalf of a Client by a broker or dealer appropriately registered under applicable law;

(B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under the laws of Canada or any province or territory thereof or under other applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security or such voting or dispositive power over such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

(C) such Person (the "Statutory Body") is established by statute for purposes that include, and a substantial portion of the ordinary business or activity of such Person is, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and the Statutory Body holds or exercises voting or dispositive power over such securities for the purpose of its activities as such;

(D) such Person (the "Administrator") is the administrator or trustee of one or more pension funds or plans registered under the laws of Canada or any province or territory thereof or the laws of the United States of America or any State thereof (each, a "Plan") or is a Plan and holds such security for the purposes of its activity as such Administrator or Plan; or

(E) such Person (the "Crown Agent") is a Crown agent or agency and ordinary business of such Person includes acting as a Crown Agent in the management of public assets;

provided, however, that in any of the above cases, the Investment Manager, the Trust Company, the Statutory Body, the Administrator, the Plan or the Crown Agent, as the case may be, is not then making or proposing to make a Take-Over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation, a Permitted Bid or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market in respect of securities of the Corporation, alone or by acting jointly or in concert with any other Person; or

(viii) where such Person is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds or exercises voting or dispositive power over such security, or by reason of such Person being an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds or exercises voting or dispositive power over such security.

(g) "Board of Directors" means the board of directors from time to time of the Corporation or any duly constituted and empowered committee thereof.

(h) “Book Entry Form” means, in reference to securities, securities that have been issued and registered in uncertificated form that are evidenced by an advice or other statement and which are maintained electronically on the records of the Corporation’s transfer agent, but for which no certificate has been issued;

(i) “Book Entry Rights Exercise Procedures” has the meaning ascribed thereto in section 2.2(c);

(j) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of Vancouver, British Columbia or Toronto, Ontario are authorized or obligated by law to close.

(k) "CBCA" means the Business Corporations Act (Canada) and any comparable or successor laws or regulations thereto or, if applicable, the comparable legislation of any other jurisdiction pursuant to which the Corporation may be continued.

(l) "close of business" means, on any given date, 5:00 P.M. Vancouver, British Columbia time on such date (or, if such date is not a Business Day, 5:00 P.M. Vancouver, British Columbia time on the next succeeding Business Day).

(m) "Common Shares" means the common shares without par value in the capital of the Corporation as presently constituted, as such shares may be subdivided, consolidated, reclassified or otherwise changed from time to time.

(n) "Competing Permitted Bid" means a Take-Over Bid made while a Permitted Bid is in existence and that satisfies all of the components of the definition of a Permitted Bid except that the condition set forth in section 1.1(pp)(ii) may provide that the Voting Shares and/or Convertible Securities that are the subject of the Take-Over Bid may be taken up or paid for prior to the close of business on the last day of the minimum initial deposit period that such Take-over Bid must remain open for deposits of the Voting Shares and/or Convertible Securities thereunder pursuant to NI 62-104 after the date of the Take-over Bid constituting the Competing Permitted Bid, provided that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of securities made pursuant to such bid that has ceased to be a Competing Permitted Bid, including any acquisition of securities theretofore made, will cease to be a Permitted Bid Acquisition.

(o) "controlled" a specified Person is "controlled" by another Person if:

(i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors of the specified Person are held, directly or indirectly, by or on behalf of the other Person, and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such specified Person;

(ii) in the case of a specified Person that is a partnership that does not have directors, other than a limited partnership, the other Person holds more than 50 percent of the interests in the partnership; or

(iii) in the case of a specified Person that is a limited partnership, the other Person is the general partner of the limited partnership,

and "controls" and "under common control with" shall be interpreted accordingly.

(p) "Convertible Securities" shall mean, at any time:

(i) any right (contractual or otherwise, regardless of whether it would be considered a security); or

(ii) any securities issued by the Corporation from time to time (including rights, warrants and options but not including the Rights) carrying any purchase, exercise, conversion or exchange right,

pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency).

(q) "Convertible Security Acquisition" means the acquisition of Voting Shares from the Corporation upon the exercise or pursuant to the terms and conditions of any Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

(r) "Co-Rights Agents" means a Co-Rights Agent appointed pursuant to section 4.1(a).

(s) "Corporation" has the meaning ascribed thereto in the preamble of this Agreement and any successor thereto hereunder.

(t) "Disposition Date" shall have the meaning ascribed thereto in section 5.1(i).

(u) "Disqualification Date" shall have the meaning ascribed thereto in section 1.1(a)(iii).

(v) "Dividend Reinvestment Acquisition" shall mean an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan.

(w) "Dividend Reinvestment Plan" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities or to holders of securities of a Subsidiary of the Corporation where such plan permits the holder to direct that some or all of:

(i) the dividends paid in respect of shares of any class of the Corporation or a Subsidiary of the Corporation;

(ii) the proceeds of redemption of shares of the Corporation or a Subsidiary of the Corporation;

(iii) the interest paid on evidence of indebtedness of the Corporation or a Subsidiary of the Corporation; or

(iv) the optional cash payments;

be applied to the purchase from the Corporation of Voting Shares.

(x) "Effective Date" means the date of this Agreement.

(y) "Election to Exercise" shall have the meaning ascribed thereto in section 2.2(d)(ii).

(z) "Exempt Acquisition" means an acquisition of Voting Shares or Convertible Securities: (1) in respect of which the Board of Directors has waived the application of section 3.1 pursuant to the provisions of sections 5.1(a), (i) or (k); (2) pursuant to a distribution of Voting Shares or Convertible Securities made by the Corporation pursuant to a prospectus or a securities exchange Take-Over Bid or by way of a private placement (provided that (A) such private placement has received the approval of the Board of Directors and all applicable securities regulatory authorities, including all necessary securities exchange approvals, and (B) such

Person does not thereby acquire a greater percentage of the securities offered in the distribution than the percentage of Voting Shares Beneficially Owned by such Person prior to the distribution); (3) pursuant to an amalgamation, merger, plan of arrangement or other statutory procedure requiring shareholder approval; or (4) as a result of the issuance, vesting or exercise of stock options, restricted shares or units, performance shares or units, or other employee share-based compensation granted by the Corporation to such Person, provided that such Person does not thereby become the Beneficial Owner of more than 15% of the Voting Shares outstanding immediately prior to such issuance, vesting or exercise, as the case may be, and, in making this determination, the securities to be issued to such Person pursuant to such issuance, vesting or exercise, as the case may be, shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to such issuance, vesting or exercise, as the case may be.

(aa) "Exercise Price" means, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right which, until adjusted in accordance with the terms hereof, will be an amount equal to three times the Market Price per Common Share determined at the Separation Time.

(bb) "Expansion Factor" shall have the meaning ascribed thereto in section 2.3(a).

(cc) "Expiration Time" means the earlier of: (i) the Termination Time; (ii) twelve months following the Effective Date or, if this Agreement is confirmed pursuant to section 5.15(a), three years following the Effective Date; and (iii) the termination of this Agreement under section 5.17.

(dd) "Flip-in Event" means a transaction or event in or pursuant to which a Person becomes an Acquiring Person.

(ee) "Grandfathered Person" means a Person who is the Beneficial Owner of 15% or more of the outstanding Voting Shares, determined as at the Effective Date.

(ff) "holder" shall have the meaning ascribed thereto in section 2.8.

(gg) "Independent Shareholders" means holders of outstanding Voting Shares, other than:

(i) any Acquiring Person;

(ii) any Offeror (other than any Person who, by virtue of section 1.1(f)(vii), is not deemed to Beneficially Own the Voting Shares held by such Person);

(iii) any Affiliate or Associate of any Acquiring Person or Offeror;

(iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, or with any Affiliate or Associate of any Acquiring Person or Offeror; or

(v) any employee benefit plan, deferred profit-sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-Over Bid, in which case such plan or trust shall be considered to be an Independent Shareholder.

(hh) "Market Price" per share of any securities on any date means the average daily Closing Price per Share of such securities on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date (or, if such date is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3 hereof in order to make it fully comparable with the closing price on such date or, if such date is not a Trading Day, on the immediately preceding Trading Day. The closing price per share ("Closing Price per Share") of any securities on any date shall be:

(i) the closing board lot sale price or, in case no sale takes place on such date, the average of the closing bid and asked prices per security, as reported by the principal United States securities exchange on which such securities are listed and posted for trading;

(ii) if for any reason none of such prices is available on such day or the securities are not listed or posted for trading on an United States securities exchange, then the last sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by, if any, the principal Canadian stock exchange on which such securities may be listed or admitted to trading;

(iii) if for any reason none of such prices is available on such date or the securities are not listed or posted or admitted to trading on an United States securities exchange or a Canadian stock exchange, then the last sale price or, in case no sale takes place on such date, the average of the high bid and low ask prices for each of such securities in the over-the-counter market, as quoted by any recognized reporting system then in use (as determined by the Board of Directors); or

(iv) if for any reason none of such prices is available on such date or the securities are not listed or posted or admitted to trading on an United States securities exchange or a Canadian stock exchange or quoted by any such reporting system, then the average of the closing bid and ask prices as furnished by a professional marketmaker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if for any reason none of such prices is available on such day, the Closing Price per Share of such securities on such a date means the fair value per share of such securities on such date as determined by an investment dealer or investment banker selected by the Board of Directors. The Market Price shall be expressed in United States dollars. If an event of a type analogous to any of the events described in section 2.3 hereof shall have caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination.

(ii) "NI 55-102" means National Instrument 55-102 - System for Electronic Disclosure by Insiders as the same may from time to time be amended, re-enacted or replaced.

(jj) "NI 62-103" means National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues as the same may from time to time be amended, re-enacted or replaced.

(kk) "NI 62-104" means National Instrument 62-104 - Take-Over Bids and Issuer Bids as the same may from time to time be amended, re-enacted or replaced.

(ll) "Nominee" shall have the meaning ascribed thereto in section 2.2(c).

(mm) "Offer to Acquire" includes:

(i) an offer to purchase or a solicitation of an offer to sell Voting Shares and/or Convertible Securities, or a public announcement of an intention to make such an offer or solicitation; and

(ii) an acceptance of an offer to sell Voting Shares and/or Convertible Securities, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(nn) "Offeror" means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-Over Bid.

(oo) "Offeror's Securities" means the aggregate of all Voting Shares Beneficially Owned by the Offeror on the date of an Offer to Acquire.

(pp) "Permitted Bid" means a Take-Over Bid made by an Offeror by way of a takeover bid circular which also complies with the following additional provisions:

(i) the Take-Over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror. The Take-Over Bid shall expressly state that Voting Shares issued on the exercise of

Convertible Securities shall, subject to compliance with the procedures applicable generally to the tendering of Voting Shares of the Take-Over Bid, be eligible to be tendered under the Take-Over Bid;

(ii) the Take-Over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares and/or Convertible Securities will be taken up or paid for pursuant to the Take-Over Bid:

(A) prior to the close of business on a date which is not less than 105 days following the date of the Take-Over Bid or such shorter minimum period as determined in accordance with section 2.28.2 or section 2.28.3 of NI 62-104 for which a Take-Over Bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposit of Voting Shares and/or Convertible Securities thereunder; and

(B) unless at the close of business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under such Take-Over Bid, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-Over Bid and not withdrawn;

(iii) unless the Take-Over Bid is withdrawn, the Take-Over Bid contains an irrevocable and unqualified provision that Voting Shares and/or Convertible Securities may be deposited pursuant to such Take-Over Bid at any time during the period of time described in section 1.1(pp)(ii) and that any Voting Shares and/or Convertible Securities deposited pursuant to the Take-Over Bid may be withdrawn until taken up and paid for; and

(iv) unless the Take-Over Bid is withdrawn, the Take-Over Bid contains an irrevocable and unqualified provision that, in the event that the deposit condition set forth in section 1.1(pp)(ii) is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than ten Business Days from the date of such public announcement, provided that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition, and provided further that at such time, any acquisition of Voting Shares and/or Convertible Securities made pursuant to such Permitted Bid, including any acquisitions of Voting Shares and/or Convertible Securities theretofore made, will cease to be a Permitted Bid Acquisition. The term Permitted Bid shall include a Competing Permitted Bid.

(qq) "Permitted Bid Acquisition" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

(rr) "Permitted Lock-up Agreement" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the

Offeror and a Person (the "Locked-up Person") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror (the terms of which agreement are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the Lock-up Bid has been made prior to the date on which such agreement is entered into, as soon as possible after it is entered into and in any event not later than the date following the date of such agreement) whereby the Locked-up Person agrees to deposit or tender the Voting Shares and/or Convertible Securities held by the Locked-up Person to the Offeror's Take-Over Bid or to any Take-Over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the "Lock-up Bid"), provided that such agreement:

(i) permits any Locked-up Person to terminate its obligation to deposit or tender to or not withdraw the Voting Shares and/or Convertible Securities from the Lock-up Bid in order to tender or deposit the Voting Shares and/or Convertible Securities to another Take-Over Bid or to support another transaction (whether by way of merger, amalgamation, arrangement, reorganization or other transaction) (the "Superior Offer Consideration") that in either case will provide a greater cash equivalent value per Voting Share and/or Convertible Securities to the holders of Voting Shares and/or Convertible Securities than the Locked-up Person otherwise would have received under the Lock-up Bid (the "Lock-up Bid Consideration"). Notwithstanding the above, the Permitted Lock-Up Agreement may require that the Superior Offer Consideration must exceed the Lock-up Bid Consideration by a specified percentage before such withdrawal right takes effect, provided such specified percentage is not greater than 5%,

(and, for greater clarity, such agreement may contain a right of first refusal or require a period of delay to give an Offeror an opportunity to match a higher price in another Take-Over Bid or transaction and may provide for any other similar limitation on a Locked-up Person's right to withdraw Voting Shares and/or Convertible Securities from the agreement, as long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares and/or Convertible Securities during the period of the other Take-Over Bid or other transaction); and

(ii) does not provide for any "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A) the cash equivalent of 2.0% of the price or value of the consideration payable under the Lock-up Bid to a Locked-Up Person; and

(B) 50% of the amount by which the price or value payable under another Take-Over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, being payable or forfeited by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-up Bid, withdraws Voting Shares and/or Convertible Securities previously tendered thereto in order to accept another Take-Over Bid or supports another transaction.

(ss) "Person" includes an individual, body corporate, partnership, syndicate or other form of unincorporated association, a government and its agencies or instrumentalities, any entity or group (as such term is used in Rule 13d-5 under the U.S. Exchange Act as in effect on the date hereof), whether or not having legal personality, and any of the foregoing acting in any derivative, representative or fiduciary capacity, and pronouns have a similar extended meaning.

(tt) "Pro-Rata Acquisition" means an acquisition by a Person of Voting Shares or Convertible Securities pursuant to:

(i) a Dividend Reinvestment Acquisition;

(ii) a stock dividend, stock split or other event in respect of securities of the Corporation pursuant to which such Person becomes a Beneficial Owner of Voting Shares and/or Convertible Securities on the same pro-rata basis as all other holders of securities of the particular class, classes or series;

(iii) the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed by the Corporation to that Person in the course of a distribution to all holders of securities of the Corporation of one or more particular classes or series pursuant to a rights offering or pursuant to a prospectus, provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition and that such rights are acquired directly from the Corporation and not from any other Person; or

(iv) a distribution of Voting Shares, or Convertible Securities (and the conversion or exchange of such Convertible Securities), by the Corporation, provided that the Person does not thereby acquire a greater percentage of such Voting Shares or Convertible Securities so offered in the distribution than the Person's percentage of Voting Shares or Convertible Securities Beneficially Owned immediately prior to such acquisition.

(uu) "Record Time" shall have the meaning set forth in the Recitals of this Agreement.

(vv) "Redemption Price" shall have the meaning ascribed thereto in section 5.1(b).

(ww) "Right" means a right to purchase Common Shares on and subject to the terms and conditions of this Agreement.

(xx) "Rights Agent" has the meaning ascribed thereto in the preamble of this Agreement and any successor or replacement rights agent hereunder.

(yy) "Rights Certificate" means a certificate representing Rights after the Separation Time, which shall be substantially in the form of Schedule A attached hereto or such other form as the Corporation and the Rights Agent may agree.

(zz) "Rights Register" shall have the meaning ascribed thereto in section 2.6(a).

(aaa) "Rights Registrar" shall have the meaning ascribed thereto in section 2.6(a).

(bbb) "Securities Act (British Columbia)" means the Securities Act (British Columbia), as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

(ccc) "Separation Time" means the close of business on the tenth Business Day after the earliest of:

(i) the Share Acquisition Date;

(ii) the date of the commencement of or first public announcement or disclosure of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-Over Bid (other than a Permitted Bid or a Competing Permitted Bid, so long as such Take-Over Bid continues to satisfy the requirements of a Permitted Bid); and

(iii) the date on which a Permitted Bid or Competing Permitted Bid ceases to be such,

or such later time as may be determined by the Board of Directors, and provided that, if any Take-Over Bid referred to in section 1.1(fff) or Permitted Bid or Competing Permitted Bid referred to in section 1.1(n) expires, is not made, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid, Permitted Bid or Competing Permitted Bid, as applicable, shall be deemed, for the purposes of this definition, never to have been commenced, made or announced, and provided further that if the Board of Directors determines pursuant to section 5.1 to waive the application of section 3.1 to a Flip-in Event, then the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

(ddd) "Share Acquisition Date" means the first date of a public announcement or disclosure (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 5.2 of NI 62-104 or Section 13(d) of the U.S. Exchange Act announcing or disclosing such information, as any of the aforementioned legislation may be amended or substituted from time to time) by the Corporation, an Offeror or an Acquiring Person indicating that a Person has become an Acquiring Person.

(eee) "Subsidiary": A corporation shall be deemed to be a subsidiary of another corporation if:

(i) it is controlled by:

(A) that other;

(B) that other and one or more corporations, each of which is controlled by that other; or

(C) two or more corporations, each of which is controlled by that other; or

(ii) it is a Subsidiary of a corporation that is that other's Subsidiary.

(fff) "Take-Over Bid" means an Offer to Acquire Voting Shares or Convertible Securities (or both) if, assuming that the Voting Shares or Convertible Securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion, exchange or exercise of the rights under such Convertible Securities into Voting Shares) together with the Offeror's Securities constitute in the aggregate 15% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(ggg) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to section 5.1.

(hhh) "Trading Day" means, when used with respect to any securities, a day on which the principal United States securities exchange on which such securities are listed or posted for trading is open for the transaction of business or, if the securities are not listed or posted for trading on any United States securities exchange, a Business Day.

(iii) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or repealed.

(jjj) "U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

(kkk) "Unrestricted Person" means any Person that, as of the Effective Date or at any time thereafter during the term of this Agreement, (i) is not a party to an agreement with the Corporation that in any way restricts or prohibits such Person from directly or indirectly acquiring Common Shares, Convertible Securities or any other equity securities of the Corporation; or (ii) is not an Affiliate of, or acting jointly or in concert with, a Person described in subsection (i) above.

For the purposes of this Agreement, every Person is presumed not to be an Unrestricted Person until the earlier of:

(i) the date on which a majority of the Board of Directors determines, upon application by such Person and receipt of such reasonable evidence as the Board of Directors may require, that such Person is an Unrestricted Person; and

(ii) the date on which such Person is determined by a final and non-appealable judgment of a court of competent jurisdiction to be an Unrestricted Person.

(lll) "Voting Share Reduction" means an acquisition or redemption by the Corporation of outstanding Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by a Person to 15% or more of the Voting Shares then outstanding.

(mmm) "Voting Shares" means the Common Shares and any other shares of the Corporation entitled to vote generally and at all times for the election of directors of the Corporation.

1.2. Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of the United States, unless otherwise specified.

1.3. Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4. Headings and References

The headings of the sections of this Agreement and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references to sections are to sections, subsections, clauses and paragraphs of this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement", "the Rights Agreement" and similar expressions refer to this Agreement including the schedule attached hereto as a whole, as the same may be amended, modified or supplemented at any time or from time to time. Unless the context otherwise requires or except as expressly provided in this Agreement, any reference in this Agreement to a statute or regulation, any rule or national instrument promulgated thereunder or any specific part, section or clause thereof refers to the same as it may be amended, re-enacted or replaced or, if repealed without replacement, to the same as it is in effect on the date of this Agreement.

1.5. Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For purposes of this Agreement, the percentage of Voting Shares of any class Beneficially Owned by any Person, will be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x (A/B)

where:

A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares of the particular class Beneficially Owned by such Person; and

B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares of the particular class.

Where any Person is deemed to Beneficially Own unissued Voting Shares pursuant to section 1.1(f), such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares of the particular class Beneficially Owned by such Person, but no other unissued Voting Shares shall, for the purposes of this calculation, be deemed to be outstanding. For the avoidance of doubt, the Rights Agent shall have no duty or obligation to make any calculations with respect to the foregoing.

1.6. Acting Jointly or in Concert

For the purposes of this Agreement, a Person shall be deemed to be acting jointly or in concert with any other Person if such Persons are, or would be, considered, deemed or presumed, to be acting jointly or in concert under section 1.9 of NI 62-104.

1.7. Reference to Ownership

Notwithstanding anything to the contrary contained herein, all references in this Agreement to "15%" shall be read and construed as "20%" in the case of a Person that is an Unrestricted Person, including, for greater certainty, any reference to the same made in relation to any outstanding Voting Shares.

2. The Rights

2.1. Issuance and Evidence of Rights; Legend on Common Share Certificates

(a) The Corporation shall declare and issue one Right in respect of each Common Share outstanding at the Record Time and one Right in respect of each Common Share which may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time in accordance with the terms hereof. The Corporation shall promptly notify the Rights Agent in writing upon the occurrence of the Separation Time and/or the Expiration Time and, if such notification is given orally, the Corporation shall confirm the same in writing on or prior to the next following Business Day. Until such notice is received by the Rights Agent, the

Rights Agent may presume conclusively for all purposes that neither the Separation Time nor the Expiration time has occurred.

(b) Certificates representing Common Shares which are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, will evidence one Right for each Common Share represented thereby and shall have impressed, printed or written thereon or otherwise affixed thereto a legend in substantially the following form:

"Until the Separation Time (as such term is defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain rights as set forth in the Shareholder Rights Plan Agreement dated as of November 5, 2025 between Gold Royalty Corp. (the "Corporation") and TSX Trust Company, as Rights Agent (as such agreement may from time to time be amended, restated, varied or replaced, the "Shareholder Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the principal executive office of the Corporation and is available for viewing at www.sec.gov and www.sedarplus.ca. Under certain circumstances as set forth in the Shareholder Rights Agreement, such rights may be amended, redeemed or exchanged, may expire, may lapse, may become void (if, in certain circumstances, they are "Beneficially Owned" by a person who is or becomes an "Acquiring Person", as such terms are defined in the Shareholder Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor."

Any Common Shares issued and registered in Book Entry Form (that are evidenced by an advice or other statement or which are maintained electronically in the records of the transfer agent) after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall evidence, in addition to the Common Shares, one Right for each Common Share represented by such registration and the registration record of such Common Shares shall include the foregoing legend, adapted accordingly as the Rights Agent may reasonably require.

Common Shares registered in Book Entry Form or for which share certificates have been issued, that are issued and outstanding at the Record Time will also evidence one Right for each one Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

On the earlier of the close of business on the Separation Time and Expiration Time, registered holders of Common Shares who have not received a share certificate and are entitled to do so shall be entitled to Rights as if such certificates had been issued and such Rights shall for all purposes hereof be evidenced by the corresponding entries on the Corporation's securities register for Common Shares.

2.2. Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a) Exercise Terms: Subject to section 3.1(a) and adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b) No Exercise Prior to Separation Time: Until the Separation Time:

(i) the Rights shall not be exercisable and no Right may be exercised; and

(ii) each Right shall be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) or by the Book Entry Form registration for the associated Common Shares and will be transferable only together with, and shall be transferred by a transfer of, such associated Common Share.

(c) Exercise After Separation Time: From and after the Separation Time and prior to the Expiration Time:

(i) the Rights are exercisable; and

(ii) the registration and transfer of Rights will be separate from and independent of Common Shares.

Promptly following the Separation Time, the Corporation will determine whether it wishes to issue Rights Certificates or whether it will maintain the Rights in Book Entry Form. In the event that the Corporation determines to maintain Rights in Book Entry Form, it will put in place such alternative procedures as are directed by the Rights Agent for the Rights to be maintained in Book Entry Form (the “Book Entry Rights Exercise Procedures”), it being hereby acknowledged that such procedures shall, to the greatest extent possible, replicate in all substantive respects the procedures set out in this Agreement with respect to the exercise of the Rights Certificates and that the procedures set out in this Agreement shall be modified only to the extent necessary, as determined by the Rights Agent, to permit the Corporation to maintain the Rights in Book Entry Form. In such event, the Book Entry Rights Exercise Procedures shall be deemed to replace the procedures set out in this Agreement with respect to the exercise of Rights and all provisions of this Agreement referring to Rights Certificates shall be applicable to Rights registered in Book Entry Form in like manner as to Rights in certificated form.

Promptly following the Separation Time, the Corporation will prepare or cause to be prepared and the Rights Agent, if requested by the Corporation and provided with all information and documentation necessary for it to comply with such request, will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time and prior to the Expiration Time, promptly after such conversion, the Corporation will prepare or cause to be prepared and the Rights Agent, if requested by the Corporation and provided with all information and documentation necessary for it to comply with such request, will mail to the holder so converting (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of such Rights (a "Nominee")), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose) or the transfer agent or the registrar for the Common Shares:

(iii) a Rights Certificate, substantially in the form of Schedule A attached hereto, appropriately completed and duly executed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, or as may be required to comply with any law, rule or regulation or judicial or administrative order, or with any rule or regulation of any self-regulatory organization, stock exchange or "system" on which the Rights may from time to time be listed or traded, or to conform to usage; and

(iv) a disclosure statement describing the Rights,

provided that a Nominee shall be sent the materials provided for in sections 2.2(c)(iii) and 2.2(c)(iv) only in respect of all Common Shares of the Corporation held of record by it which are not Beneficially Owned by an Acquiring Person as indicated to the Rights Agent by the Corporation in writing, and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose. The Corporation shall provide the Rights Agent with written notice of the identity of any Acquiring Person, Associate or Affiliate, or the Nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement, and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the Nominee of any of the foregoing unless and until it shall have received such written notice.

(d) Manner of Exercise: Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office designated for such purpose:

(i) the Rights Certificate evidencing such Right;

(ii) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate or as determined appropriate for Book Entry Form appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii) payment by certified cheque, banker's draft, money order or wire transfer payable to the order of the Corporation, in a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates of Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Issue of Common Shares: Upon receipt of a Rights Certificate, together with a duly completed Election to Exercise executed in accordance with section 2.2(d)(ii) which does not indicate that such Right is null and void as provided by section 3.1(b), and payment as set forth in section 2.2(d)(iii) and section 2.2(f), as applicable, the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i) direct the transfer agent to register, in the name of the holder of the Rights being exercised or in such other name as may be designated by such holder, in Book Entry Form the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

(ii) when necessary to comply with this Agreement, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares, in accordance with the provisions of section 5.5(b);

(iii) after receipt of confirmation from the transfer agent of the registration, in Book Entry Form, referred to in section 2.2(e)(i), deliver or cause the same to be delivered to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder;

(iv) when necessary to comply with this Agreement, after receipt, deliver the cash referred to in section 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

(v) tender to the Corporation all payments received on exercise of Rights.

(f) Partial Exercise: In case the holder of any Rights shall exercise less than all of the Rights evidenced by the Rights Certificate of such holder, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of section 5.5(a)) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns. Notwithstanding anything contained herein to the contrary, the Rights Agent shall have no duty or obligation under any section of this Agreement that requires the payment of taxes or charges unless and until it is commercially reasonably satisfied that all such taxes and/or charges have been paid.

(g) Covenants: The Corporation covenants and agrees to:

(i) take all such action as may be necessary on its part and within its powers to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of registration in Book Entry Form of such Common Shares (subject to payment of the Exercise Price), be validly authorized, executed, issued and delivered and be fully paid and non-assessable;

(ii) take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the CBCA, the Securities Act (British Columbia), the U.S. Securities Act, the U.S. Exchange Act, the securities laws or comparable legislation of each of the other provinces and territories of Canada and states of the United States and any other applicable law, rule or regulation thereof, in connection with the issuance and delivery of the Rights Certificates and the issuance of the Common Shares upon exercise of the Rights;

(iii) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon the securities or stock exchanges upon which the Common Shares were traded immediately prior to the Share Acquisition Date;

(iv) cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

(v) pay when due and payable, if applicable, any and all federal, provincial, state and municipal taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or the registration in Book Entry Form of Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the registration in Book Entry Form of Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

(vi) after the Separation Time, except as permitted by section 5.1, not take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3. Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 2.3, as well as in section 3.

(a) Share Reorganization: If the Corporation shall at any time after the date of this Agreement:

(i) declare or pay a dividend on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any optional stock dividend program;

(ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv) issue any Common Shares for other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation or in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted by the Corporation as of the payment or effective date in the manner set forth below.

If the Exercise Price and number of Rights outstanding are to be adjusted:

(1) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange, conversion, or acquisition rights, if any); and

(2) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it in effect following the payment or effective date of the event referred to in section 2.3(a)(i), (ii), (iii) or (iv), as the case may be.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result of such dividend, subdivision, change, consolidation or issuance.

If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in section 2.3(a)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation agrees to amend this Agreement, and to direct the Rights Agent to amend this Agreement, in order to effect such treatment. If an event occurs which would require an adjustment under both this section 2.3 and section 3.1(a) hereof, the adjustment provided for in this section 2.3 shall be in addition to and shall be made prior to any adjustment required pursuant to section 3.1(a) hereof. Adjustments pursuant to this section 2.3(a) shall be made successively, whenever an event referred to in this section 2.3(a) occurs.

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this section 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(b) Rights Offering: If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Convertible Securities at a price per Common Share (or, in the case of a Convertible Security, having a conversion, exchange or exercise price, including the price required to be paid to purchase such Convertible Security) less than 90% of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the Convertible Securities so to be offered, including the price required to be paid to purchase such Convertible Securities) would purchase at such Market Price per Common Share; and

(ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common

Shares to be offered for subscription or purchase (or into which the Convertible Securities so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a Dividend Reinvestment Plan or any employee benefit stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that in all such cases, the right to purchase Common Shares is at a price per share of not less than 95% of the current market price per share (determined as provided in such plans) of the Common Shares.

(c) Special Distribution: If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation) of evidences of indebtedness, cash (other than an annual cash dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or rights, options or warrants (excluding those referred to in section 2.3(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

(ii) the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d) Minimum Adjustments: Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this section 2.3(d) are not required to be made shall be carried forward and taken into account in subsequent adjustment. All calculations under section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this section 2.3(d), any adjustment required by section 2.3 shall be made no later than the earlier of:

(i) three years from the date of the transaction which gives rise to such adjustment; and

(ii) the Expiration Date.

(e) Discretionary Adjustment: If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or Convertible Securities in respect of such capital stock, in a transaction referred to in section 2.3(a)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by sections 2.3(a), 2.3(b) and 2.3(c) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding sections 2.3(a), 2.3(b) and 2.3(c), such adjustments, rather than the adjustments contemplated by sections 2.3(a), 2.3(b) and 2.3(c), shall be made. Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in section 5.4(c) or (d) the Corporation shall have authority to amend, and to direct the Rights Agent to amend, this Agreement as appropriate to provide for such adjustments.

(f) Benefit of Adjustments: Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

(g) No Change of Certificates: Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(h) Timing of Issuance: In any case in which this section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder (with prompt written notice thereof to the Rights Agent) an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(i) Adjustments Regarding Tax: Notwithstanding anything contained in this section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, in order that any:

(i) consolidation or subdivision of Common Shares;

(ii) issuance (wholly or in part for cash) of Common Shares or Convertible Securities;

(iii) stock dividends; or

(iv) issuance of rights, options or warrants referred to in this section 2.3,

hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders or, if applicable, minimize any tax consequence to shareholders considered as a whole.

(j) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this section 2.3, the Corporation shall promptly and in any event, where such change or adjustment occurs prior to the Separation Time, not later than the Separation Time:

(i) file with the Rights Agent and with each transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of such adjustment or change. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or change or any such event unless and until it shall have received such a certificate.

2.4. Date on Which Exercise is Effective

Each Person in whose name a registration in Book Entry Form for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with section 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable taxes and other charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Common Shares of the Corporation are closed, such Person shall be deemed to have become the holder of record of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Common Shares are open.

2.5. Execution, Authentication, Delivery and Dating of Rights Certificates

Rights will be evidenced, in the case of Rights in Book Entry Form, by a statement issued under the Rights Agent’s direct registration system, or alternatively, if the Corporation determines to issue Rights Certificates, by the following procedures:

(a) Execution: The Rights Certificates shall be executed on behalf of the Corporation by any one of its, if any, Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or Vice-Presidents. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

(b) Valid Signatures: Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(c) Delivery: Promptly after the Corporation learns of the Separation Time, the Corporation shall notify the Rights Agent in writing of such Separation Time and shall deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and, upon receipt of all information and documentation provided for in section 2.2(c), send such Rights Certificates to the holders of the Rights pursuant to section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent in the manner described above.

(d) Date: Each Rights Certificate shall be dated the date of countersignature thereof.

2.6. Registration, Transfer and Exchange

(a) Maintaining of Register: The Corporation shall cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights ("Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment in accordance with the express terms and conditions set forth herein (and no implied terms or conditions). If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent shall have the right to examine such register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of section 2.6(c), the Corporation shall execute, and the Rights Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered. Alternatively, in the case of the transfer or exchange of Rights in Book Entry Form, the Rights Agent shall provide the holder or the designated transferee or the transferees with one or more statements issued under the Rights Agent’s direct registration system evidencing the same aggregate number of Rights as did the direct registration system’s records for the Rights transferred or exchanged

(b) Effect of Transfer or Exchange: All Rights issued upon any registration of a transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c) Transfer or Exchange of Rights: Every Rights Certificate surrendered for registration of transfer or exchange shall have the form of assignment thereon completed and executed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent, executed by the holder thereof or the attorney of such holder duly authorized in writing. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder thereof shall have (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request and paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required hereunder and the reasonable fees and expenses of the Rights Agent, if applicable. Thereupon, the Rights Agent shall, subject to the other provisions hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Corporation or to such Persons as the Corporation may specify by written notice. The Rights Agent shall have no duty or obligation under any section of this Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(d) No Transfer or Exchange After Termination: The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated under section 5.1(f).

2.7. Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a) Mutilation: If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time, evidence to their satisfaction of the mutilation or defacing of any Rights Certificate, the Corporation shall execute and the Rights Agent shall countersign and deliver a new Rights Certificate upon surrender and cancellation of the mutilated or defaced Rights Certificate.

(b) Destruction, Loss or Theft: If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

(i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii) such security or indemnity as may be required by them to save each of them and their respective agents harmless,

then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c) Taxes: As a condition to the issue of any new Rights Certificate under this section 2.7, the Corporation may require the payment of an amount sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of the Rights Agent, connected therewith.

2.8. Persons Deemed Owners

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever and the Corporation and the Rights Agent shall not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction. As used in the Agreement, unless the context otherwise requires, the term "holder" of any Right shall mean the registered holder of such Right (or, prior to the Separation Time of the associated Common Share).

2.9. Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, upon receipt by the Rights Agent, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10. Agreement of Rights Holders

Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a) such holder is bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b) prior to the Separation Time, each Right shall be transferable only together with, and shall be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c) after the Separation Time, the Rights Certificates shall be transferable only on the Rights Register as provided herein;

(d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the certificate evidencing the associated Common Shares certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the certificate evidencing the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the certificate evidencing the associated Common Shares made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e) such holder has waived all rights to receive any fractional Right or any fractional Common Share or other securities upon exercise of a Right (except as provided herein);

(f) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; and

(g) subject to the provisions of section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with the intent of this Agreement or is otherwise defective, as provided herein.

2.11. Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to the holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meetings or other actions affecting any holder of Common Shares or any other shares of the Corporation (except as provided in section 2.12 hereof), or to receive dividends, distributions or subscription rights, or otherwise, until the Rights or Rights evidenced by the Rights Certificates shall have been duly exercised in accordance with the terms and the provisions hereof.

2.12. Notice of Proposed Action

In case the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 2.8 (with prompt written notice thereof to the Rights Agent), a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

3. Adjustments to the Rights

3.1. Flip-in Event

(a) Flip-In: Subject to the provisions of section 3.1(b) and section 5.1, if prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective at the close of business on the tenth Trading Day after the Share Acquisition Date or such longer period as may be required to satisfy the requirements of applicable securities laws, including the U.S. Securities Act and U.S. Exchange Act, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price as on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price, for a total purchase price in cash equal to the Exercise Price (such right to be appropriately adjusted by the Corporation in a manner analogous to the applicable adjustment provided for in section 2.3 hereof in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in section 2.3 hereof shall have occurred). Promptly following the occurrence of any Flip-in Event, or any other adjustment or change in accordance with this Agreement, the Corporation shall deliver to the Rights Agent a written certificate specifying the particulars of such event, adjustment or change. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any Flip-in Event, or any adjustment or change, unless and until it shall have received such a certificate.

(b) Certain Rights Void: Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Share Acquisition Date by:

(i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

(ii) a transferee of Rights, directly or indirectly, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Flip-in Event in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding section 3.1(b)(i), shall become null and void without any further action and any holder of such Rights, including transferees, shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange on which the holder fails to certify upon the transfer or exchange in the place set forth in the Rights Certificate establishing that such holder is not a Person described in either section 3.1(b)(i) or (ii) above shall be deemed to be Beneficially Owned by an Acquiring Person for the purposes of this section 3.1(b) and such rights shall be null and void.

(c) Compliance with Laws: From and after the Separation Time, the Corporation shall do all acts and things as shall be necessary and within its power to ensure compliance with the provisions of this section 3.1, including without limitation, all such acts and things that may be required to satisfy the requirements of the CBCA, the Securities Act (British Columbia), the U.S. Securities Act and the U.S. Exchange Act and the applicable securities laws or comparable legislation of each of the provinces and territories of Canada and states of the United States in respect of the issuance of Common Shares on the exercise of Rights in accordance with this Agreement.

(d) Legend: Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either section 3.1(b)(i) or 3.1(b)(ii) or transferred to any Nominee of any such Person and any Rights Certificate issued upon the transfer, exchange or replacement of any other Rights Certificate referred to in this sentence shall contain and be deemed to contain a legend in substantially the following form:

"The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in section 3.1(b) of the Shareholder Rights Agreement.";

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. Notwithstanding the foregoing, the issuance of a Rights Certificate which does not bear the legend referred to in this section 3.1(d) shall not invalidate or have any effect on the provisions of section 3.1(b).

(e) Whenever a change to the exercisability of the Rights is made pursuant to this section 3.1, the Corporation shall promptly file with the Rights Agent and with each transfer agent for the Common Shares a certificate specifying the particulars of such change. Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of such change. The Rights Agent shall be fully protected in relying on any such certificate and on any change or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any change or any such event unless and until it shall have received such a certificate.

3.2. Fiduciary Duties of the Board of Directors

It is understood that nothing contained in this Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-Over Bid or take any other action including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-Over Bids or other proposals to the shareholders of the Corporation with respect to any Take-Over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

4. The Rights Agent

4.1. General

(a) Appointment of Rights Agent: The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the express terms and conditions hereof (and no implied terms or conditions) and the Rights Agent hereby accepts such appointment. No trust, bare or otherwise, is intended to be, or is or will be, created hereby and the Rights Agent shall owe no duties hereunder as a trustee. The Corporation may from time to time appoint one or more Co-Rights Agents as it may deem necessary or desirable. In such event, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Corporation may determine, with the approval of the Rights Agent and the Co-Rights Agents. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. In addition to and without derogation of any other protection or indemnity of the Rights Agent under any other provision hereof, or otherwise at law, the Corporation also agrees to indemnify the Rights Agent and its Affiliates, and each of their current and former officers, directors, employees and agents for, and to hold each of them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent or its Affiliates or their respective officers, directors or employees, former or otherwise (each as determined by a final judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability and the costs and expenses of enforcing this right to indemnification. The provisions of this section 4.1 and section 4.3 hereof shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b) Protection of Rights Agent: The Rights Agent shall be protected from, and shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any certificate for Common Shares, or any Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons. The Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection with any event of which it was supposed to receive notice thereof hereunder unless and until it has received such notice.

(c) Information for Rights Agent: The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation, provided that failure to inform the Rights Agent of any such events, or any defect therein shall not affect the validity of any action taken hereunder in relation to such events.

4.2. Merger or Amalgamation or Change of Name of Rights Agent

(a) Merger: Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or amalgamated with or into, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned, and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Rights Certificates shall have the full force and effect provided in the Rights Certificates and in this Agreement.

(b) Change of Name: In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned, and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3. Duties of Rights Agent

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) Legal Counsel: The Rights Agent, at the expense of the Corporation, may consult with and retain legal counsel (who may be legal counsel for the Corporation or an employee of the Rights Agent) and such other experts as it reasonably considers necessary to perform its duties hereunder, and the opinion and advice of such counsel or other experts shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with such advice or opinion.

(b) Satisfactory Proof: Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Market Price) be proved or established by the Corporation prior to taking or suffering any action or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be, if any, the Chairman, the President, the Chief Executive Officer or a Vice-President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation and delivered to the Rights Agent and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of any action taken, omitted to be taken or suffered in the absence of bad faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) Bad Faith: The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own fraud, gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, exemplary, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited in the aggregate to an amount equal to the fee paid by the Corporation pursuant to this Agreement.

(d) Recitals: The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates representing Common Shares or the Rights Certificates (except its countersignature thereof, which countersignature shall not be construed as a representation or warranty by the Rights Agent as to the validity of this Agreement or the Rights Certificate(s), except the due certification thereof)) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made only by the Corporation.

(e) No Responsibility: The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate representing Common Shares or Rights Certificate (except its countersignature thereof, which countersignature shall not be construed as a representation or warranty by the Rights Agent as to the validity of this Agreement or the Rights Certificate(s), except the due certification thereof), nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this

Agreement or in any Rights Certificate, any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to section 3.1(b) hereof) or any change or adjustment in the terms of the Rights required under the provisions of section 2.3 hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 2.3 or section 3.1(a) hereof describing any such adjustment, upon which the Rights Agent may rely) nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares shall, when issued, be duly and validly authorized, executed, issued and delivered and be fully paid and non-assessable.

(f) Performance By Corporation: The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) Persons To Give Instructions: The Rights Agent is hereby authorized to rely upon and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be, if any, the Chairman, the President, the Chief Executive Officer, a Vice-President, the Secretary, an Assistant Secretary, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Corporation and to apply to such Persons for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted or suffered by it in the absence of bad faith in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, omitted to be taken or suffered by it in the absence of bad faith in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after such application has been confirmed in writing as having been received by any of the Chairman, the President, the Chief Executive Officer, a Vice-President, the Secretary, an Assistant Secretary, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Corporation). It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing (including by e-mail) and, where not in writing, such instructions shall be confirmed in writing (including by e-mail) as soon as reasonably practicable after the giving of such instructions.

(h) Ability To Deal: The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such shareholder, affiliate, director, officer or employee from acting in any other capacity for the Corporation or for any other Person.

(i) No Liability: The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents. The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other person for interest or earnings or any moneys held by the Rights Agent pursuant to this Agreement. The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, such notice specifying the details of any such event or condition desired to be brought to the attention of the Rights Agent, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 5.9 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists. The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same. In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Rights Certificate or any other Person for refraining taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Rights Agent.

(j) Financial Liability: No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes, after consultation with counsel, that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) Acquiring Person: If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

4.4. Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days' notice (or such lesser notice as is acceptable to the Corporation) in writing delivered or mailed to the Corporation, and in the event that the Rights Agent or one or more of its Affiliates is not also the transfer agent for the Common Shares, to each transfer agent of Common Shares by first class or registered mail. The Corporation may remove the Rights Agent upon thirty (30) days' notice in writing to the Rights Agent and to each transfer agent of Common Shares by email or by mail delivered by first class or registered mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit the Rights Certificate of such holder for inspection by the Corporation), then the Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a Person organized and doing business in good standing under the laws of the United States, any state of the United States, or Canada or a province or territory thereof and authorized to carry on appropriate business as principal or through an agent in the Province of British Columbia. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, provided that the predecessor Rights Agent shall, upon receiving from the Corporation payment in full of all amounts owing to it hereunder (unless otherwise agreed by the Rights Agent), deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.5. Compliance with Privacy Legislation

Each of the parties hereto acknowledges that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

4.6. Compliance with Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any sanctions legislation or regulation or any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any sanctions legislation or regulation or any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the Corporation, provided: (i) that the Rights Agent's written notice shall describe the circumstances of such non-compliance to the extent permitted under any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline; and (ii) that if such circumstances are rectified to the Rights Agent's satisfaction within such 10-day period, then such resignation shall not be effective.

5. Miscellaneous

5.1. Redemption, Waiver, Extension and Termination

(a) The Board of Directors acting in good faith may, until the occurrence of a Flip-in Event, upon prior written notice delivered to the Rights Agent, waive the application of section 3.1 to that particular Flip-in Event provided that the particular Flip-in Event would result from a Take-Over Bid made by way of Take-Over Bid circular sent to all holders of record of Voting Shares (which for greater certainty shall not include the circumstances described in section 5.1(i)); provided that if the Board of Directors waives the application of section 3.1 to a particular Flip-in Event pursuant to this section 5.1(a), the Board of Directors shall be deemed to have waived the application of section 3.1 to any other Flip-in Event occurring by reason of any Take-Over Bid which is made by means of a Take-Over Bid circular to all holders of record of Voting Shares prior to the expiry of any Take-Over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this section 5.1(a).

(b) Subject to the prior consent of the holders of the Voting Shares or the Rights as set forth in section 5.4(c) or (d), as the case may be, the Board of Directors of the Corporation acting in good faith may, at its option, at any time prior to the provisions of section 3.1 becoming applicable as a result of the occurrence of a Flip-in Event, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted by the Corporation in a manner analogous to the applicable adjustment provided for in section 2.3 if an event of the type analogous to any of the events described in section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(c) Where, pursuant to a Permitted Bid, a Competing Permitted Bid, an Exempt Acquisition or an acquisition for which a waiver has been granted under section 5.1(a), a Person acquires more than 50% of the outstanding Voting Shares not already Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid, the Exempt Acquisition or an acquisition for which a waiver has been granted under section 5.1(a), then the Board of Directors of the Corporation shall, notwithstanding section 5.1(b), immediately upon the consummation of such acquisition without further formality and without any approval under section 5.4(c) or (d) be deemed to have elected to redeem the Rights at the Redemption Price.

(d) The Board of Directors may, prior to the close of business on the tenth Business Day following a Share Acquisition Date or such later Business Day as it may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of section 3.1 to the related Flip-in Event; provided that the Acquiring Person has reduced its Beneficial Ownership of Common Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within ten days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that, at the time the waiver becomes effective pursuant to this section 5.1(d), such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

(e) Where a Take-Over Bid that is not a Permitted Bid or a Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, or if the Board of Directors grants a waiver under section 5.1(d), the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(f) If the Board of Directors is deemed under section 5.1(c) to have elected, or elects under either of sections 5.1(b) or (e), to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights so redeemed shall be to receive the Redemption Price.

(g) Within 10 Business Days after the Board of Directors is deemed under section 5.1(c) to have elected, or elects under sections 5.1(b) or (e), to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by publication of a notice in any newspaper distributed nationally in Canada or by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares (with prompt written notice thereof to the Rights Agent). Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

(h) Upon the Rights being redeemed pursuant to section 5.1(e), the Board of Directors shall be deemed to have distributed new Rights to the holders of Voting Shares as of such date and in respect of each additional Voting Share issued thereafter, on the same basis as Rights were first distributed hereunder and thereafter all the provisions of this Agreement shall continue to apply to such redistributed Rights as if the Separation Time referred to in section 5.1(e) had not occurred and which for all purposes of this Agreement shall be deemed not to have occurred and the new Rights shall be outstanding and attached to the outstanding Common Shares as of and after such date, subject to and in accordance with the provisions of this Agreement.

(i) The Board of Directors may waive the application of section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within ten Trading Days following a Share Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Share Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this section 5.1(i) must be on the condition that such Person, within 10 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial Ownership of Voting Shares so that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Share Acquisition Date and section 3.1 shall apply thereto.

(j) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of section 3.1 made by the Board of Directors under this section 5.1. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no such waiver has occurred.

(k) Until the occurrence of a Flip-in Event as to which the application of section 3.1 has not been waived pursuant to this section, upon written notice to the Rights Agent, the Board of Directors, with the prior consent of the holders of Voting Shares given in accordance with section 5.4(c), may determine, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-Over Bid made by means of a Take-Over Bid circular to all holders of Voting Shares and otherwise than in the circumstances set forth in section 5.1(i), to waive the application of section 3.1 to such Flip-in Event. If the Board of Directors proposes such a waiver, the Board of Directors will extend the Separation Time to a date subsequent to and not more than ten Business Days following the meeting of shareholders called to approve such waiver.

5.2. Expiration

No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except as provided in sections 4.1 and 4.3 hereof.

5.3. Issue of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors (with prompt written notice thereof to the Rights Agent) to reflect any adjustment or change in the number or kind of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4. Supplements and Amendments

(a) The Corporation may at any time, by resolution of the Board of Directors, supplement or make amendments to this Agreement to correct any clerical or typographical error or, subject to section 5.4(e), which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations thereunder. Notwithstanding anything to the contrary contained herein, no supplement, amendment, rescission or variation that affects the Rights Agent's rights, duties, obligations or immunities under this Agreement shall be binding on the Rights Agent without the written concurrence of the Rights Agent to such supplement, amendment, rescission or variation. Upon the delivery of a certificate from an appropriate officer of the Corporation that states that the proposed supplement or amendment is in compliance with the terms of this Agreement, including without limitation this section 5.4 and section 5.7 below, the Rights Agent shall execute such supplement or amendment, provided that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

(b) Subject to section 5.4(a), the Corporation may, prior to the date of confirmation of this Agreement by Independent Shareholders pursuant to section 5.15(a), amend, vary or rescind any of the provisions of this Agreement without the approval of any holders of Rights or Voting Shares. Notwithstanding anything in this section 5.4 to the contrary, no such amendment, variation or rescission shall be made to the provisions of section 4.4 or any provision specifically relating to the rights, obligations, immunities or duties of the Rights Agent except with the written concurrence of the Rights Agent to such amendment, variation or rescission.

(c) Subject to section 5.4(a) and 5.4(b), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given by the holders of Voting Shares if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the constating documents of the Corporation.

(d) Subject to section 5.4(a) and 5.4(b), the Corporation may, with the prior consent of the holders of Rights, at any time on or after the Share Acquisition Date, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or rescission shall be made to the provisions of section 4 except with the written concurrence of the Rights Agent thereto. Such consent of the holders of Rights shall be deemed to have been given if such amendment, variation or rescission is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders and representing 50% plus one of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's constating documents and the CBCA with respect to meetings of shareholders of the corporation.

(e) Subject to section 5.4(b), any amendments made by the Corporation to this Agreement pursuant to section 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulation thereunder shall:

(i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in section 5.4(c), confirm or reject such amendment; and

(ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in section 5.4(d), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

(f) The Corporation shall provide the Rights Agent with notice in writing of any amendment, variation or rescission to this Agreement as referred to in this section 5.4 within five (5) Business Days of effecting such amendment, variation or rescission.

5.5. Fractional Rights and Fractional Common Shares

(a) No Fractional Rights: The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, any fractional Right otherwise issuable shall be rounded down to the nearest whole Right, and no consideration shall be paid in lieu of such fractional Right.

(b) No Fractional Common Shares: The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. Any fractional Common Share otherwise issuable upon exercise of a Right shall be rounded down to the nearest whole Common Share, and no consideration shall be paid in lieu of such fractional Common Share.

(c) Payment in Lieu of Fractions of Rights of Common Shares: Whenever the Rights Agent acts in connection with the rounding down of fractional Rights or fractional Common Shares pursuant to this section, the Corporation shall promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related thereto. The Rights Agent shall be fully protected in relying upon such certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any rounding of fractional Rights or fractional Common Shares unless and until it shall have received such certificate.

5.6. Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights, and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise the Rights of such holder in the manner provided in the Rights Certificate of such holder and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of the Company under this Agreement.

5.7. Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority and, without limiting the generality of the foregoing, necessary approvals of the NYSE

American and other applicable exchanges as to the issuance of Common Shares upon the exercise of Rights under section 2.2(d). Notwithstanding anything to the contrary in this Agreement, no supplement or amendment to this Agreement or to the terms of the Rights may be made without the prior consent of the NYSE American.

5.8. Declaration as to International Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to declare, issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction, in which such declaration, issuance or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.9. Notices

(a) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered, sent by registered or certified mail or a recognized international courier, postage prepaid (until another address is filed in writing with the Rights Agent), email or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Gold Royalty Corp.

1188 West Georgia St., Suite 1830

Vancouver, British Columbia

V6E 4A2

Attention: David Garofalo

Email.: dgarofalo@goldroyalty.com

with a copy to (but which copy shall not constitute notice):

Sangra Moller LLP

Suite 2200, 1021 West Hastings Street

Vancouver, British Columbia

V6E 0C3

Attention: Rod Talaifar

Email.: rtalaifar@sangra.com

(b) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail or a recognized international courier, postage prepaid (until another address is filed in writing with the Corporation), or sent by email, facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

TSX Trust Company

301-100 Adelaide Street West

Toronto, Ontario M5H 4H1

Attention: Head, VP

Email: tmxestaff-corporatetrust@tmx.com

(c) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on behalf of the holder of any Rights shall be sufficiently given or made if emailed or delivered or sent by first class mail or a recognized international courier, postage prepaid, addressed to such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(d) Any notice given or made in accordance with this section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of emailing or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice to the other given in the manner aforesaid.

5.10. Costs of Enforcement

The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person shall reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11. Successors

All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind their respective successors and assigns and shall enure to the benefit of their respective successors and permitted assigns hereunder.

5.12. Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of Rights.

5.13. Governing Law

This Agreement and each Right declared and issued hereunder shall be deemed to be a contract made under the laws of British Columbia and for all purposes shall be governed by and construed in accordance with such laws without giving effect to any principles of conflict of laws thereof that would result in the application of the laws of any other jurisdiction, and all actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the courts of the Province of British Columbia in the City of Vancouver.

5.14. Severability

If any term or provision hereof or the application thereof in any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision in circumstances other than those as to which it is held invalid or unenforceable; provided that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon fifteen (15) days prior written notice.

5.15. Effective Date

(a) This Agreement is effective and in full force and effect in accordance with its terms as and from the Effective Date. Within twelve months after the Effective Date, and provided that a Flip-in Event has not occurred prior to such time, the Corporation shall request that this Agreement be ratified and confirmed by a resolution passed by a majority of greater than fifty percent (50%) of the votes cast by all holders of Common Shares who vote in respect of such confirmation (other than any holder who does not qualify as an Independent Shareholder, with respect to all Common Shares Beneficially Owned by such Person). If the Agreement and its continued existence are not so confirmed or are not presented for confirmation within twelve months after the Effective Date, this Agreement and all outstanding Rights shall terminate and such Rights shall be of no further force and effect on and from the close of business on the date which is twelve months after the Effective Date, provided that termination shall not occur if a Flip-In Event has occurred (other than a Flip-In Event in respect of which the application of section 3.1 has been waived pursuant to section 5.1) prior to the date upon which this Agreement would otherwise terminate pursuant to this section 5.15. In the event that this Agreement is terminated pursuant to this section 5.15(a) or section 5.15(b) below, prompt written notice thereof shall be given to the Rights Agent and, until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that this Agreement has not been so terminated.

(b) Notwithstanding the confirmation of this Agreement pursuant to section 5.15(a), this Agreement (as may be amended and restated) shall terminate on the earlier of the time at which the right to exercise Rights shall terminate pursuant to section 5.1 or the close of business on the date that is three years after the Effective Date, provided that termination shall not occur if a Flip-In Event has occurred (other than a Flip-In Event in respect of which the application of section 3.1 has been waived pursuant to section 5.1) prior to the date upon which this Agreement would otherwise terminate pursuant to this section 5.15(b).

5.16. Determinations and Actions by the Board of Directors

All actions, calculations, interpretations and determinations (including, for purposes of the balance of this sentence, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation, the Rights Agent, the holders of Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of Rights.

5.17. Termination Prior to Shareholder Approval

Notwithstanding anything in this Agreement to the contrary, at any time before this Agreement is confirmed by the Independent Shareholders pursuant to section 5.15(a), the Board of Directors may in its absolute discretion terminate the Agreement by adopting a resolution to such effect and all outstanding Rights shall terminate and shall be void and of no further force and effect from the date specified in such resolution, but such termination shall not affect the rights and immunities of the Rights Agent that specifically survive the termination of this Agreement.

5.18. Force Majeure

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including without limitation acts of God, terrorist acts, epidemics, pandemics, shortages of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities or losses of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

5.19. Preservation of Corporation’s Rights

Notwithstanding anything else herein, and for clarity, the existence of this Agreement shall not act as a waiver or limit the Corporation’s ability to make any claim or seek enforcement of any existing agreements between the Corporation, its Affiliates and any other Person.

5.20. Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile, PDF or other electronic means) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

GOLD ROYALTY CORP.

By:______________________ (signature)

Authorized Signatory

TSX TRUST COMPANY

By:______________________ (signature)

Authorized Signatory

By:______________________ (signature)

Authorized Signatory

[Signature Page to Shareholder Rights Plan Agreement]

SCHEDULE A TO THE SHAREHOLDER RIGHTS PLAN AGREEMENT
DATED AS OF NOVEMBER 5, 2025 BETWEEN GOLD ROYALTY CORP. AND
TSX TRUST COMPANY

[Form of Rights Certificate]

Certificate No. ___________ Rights _______________

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) OR CERTAIN RELATED PARTIES OR TRANSFEREES THEREOF MAY BECOME VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that ___________________, or registered assigns, is the holder of record of the number of Rights set forth above, each one of which entitles the holder of record thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement (the "Shareholder Rights Agreement"), dated as of November 5, 2025 between Gold Royalty Corp. (the "Corporation"), a corporation incorporated under the laws of Canada and TSX Trust Company, a corporation incorporated under the laws of Canada, as Rights Agent under the Shareholder Rights Agreement, to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Shareholder Rights Agreement), one common share of the Corporation (a "Common Share") (subject to adjustment as provided in the Shareholder Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with a completed and executed Form of Election to Exercise at the office of the Rights Agent designated for such purpose. Until adjustment thereof in certain events as provided in the Shareholder Rights Agreement, the Exercise Price shall be an amount equal to three times the Market Price (as such term is defined in the Shareholder Rights Agreement) per Common Share as determined as at the Separation Time and shall be subject to adjustment in certain events as provided in the Shareholder Rights Agreement.

In certain circumstances described in the Shareholder Rights Agreement, the Rights evidenced hereby may entitle the holder of record thereof to purchase shares of an entity other than the Corporation or to purchase or receive in exchange for such Rights, assets, securities or shares of the Corporation other than Common Shares or more or less than one Common Share, or some combination of the foregoing, all as provided in the Shareholder Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Shareholder Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. A copy of the Shareholder Rights Agreement is on file at the principal executive office of the Corporation and is available upon written request, the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and the System for Electronic Document Analysis and Retrieval (SEDAR+).

This Rights Certificate, with or without other Rights Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing the aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the holder of record shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provision of the Shareholder Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events, under certain circumstances at the option of the Corporation.

Subject to the provisions of the Shareholder Rights Agreement, the Rights evidenced by this Certificate may be terminated or amended by the Corporation at its option without the consent of holders of Rights.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. After the Separation Time, any fractional Right shall be rounded down to the nearest whole Right, and no cash payment shall be made in lieu thereof, in accordance with the provisions of the Shareholder Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Shareholder Rights Agreement), to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

GOLD ROYALTY CORP.

By: _____________________(signature)

Authorized Signatory

Countersigned by and on behalf of the Rights Agent,

TSX TRUST COMPANY

By: ___________________________________(signature)

Authorized Signatory

[Form of Reverse Side of Rights Certificate]

GOLD ROYALTY CORP. – FORM OF ASSIGNMENT

(To be executed by the holder of record if such holder desires to transfer the Rights.)

FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto ______________________________________________________________________________

__________________________________________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ as attorney, to transfer the within Rights Certificate on the books of the Corporation with full power of substitution.

Dated: __________________________[month, day, year]

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature of the person executing this power must be guaranteed by a participant of a recognized Medallion Guarantee Program, for example, a bank, credit union, brokerage house or by a member of a recognized stock exchange, at a guarantee level acceptable to the Rights Agent.

CERTIFICATION

(To be completed if true)

The undersigned hereby represents, warrants and certifies, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement).

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Shareholder Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate to be void and not transferable or exercisable.

FORM OF ELECTION TO EXERCISE

(To be executed if the holder desires to exercise the Rights Certificate)

TO: •

•

Attention: ●

The undersigned hereby irrevocably elects to exercise _____________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Address:

_________________________________________________________________________________________

_________________________________________________________________________________________

Social Insurance or Other Taxpayer Identification Number:

_________________________________________________________________________________________

If such number of Rights shall not be all the whole Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such whole Rights shall be registered in the name of and delivered to:

Full Address, including postal code:

_________________________________________________________________________________________

_________________________________________________________________________________________

Social Insurance or Other Taxpayer Identification Number:

_________________________________________________________________________________________

Dated: _____________ [month, day, year]

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature of the person executing this power must be guaranteed by a participant of a recognized Medallion Guarantee Program, for example, a bank, credit union, brokerage house or by a member of a recognized stock exchange, at a guarantee level acceptable to the Rights Agent.

CERTIFICATION

(To be completed if true)

The undersigned hereby represents, warrants and certifies for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement).

__________________________________________

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Shareholder Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate to be void and not transferable or exercisable.